Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of The Toro Company, a Delaware corporation, do hereby make, nominate and appoint each of RICHARD M. OLSON AND AMY E. DAHL, signing singly, to be his or her attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-8 relating to The Toro Company 2022 Equity and Incentive Plan (the “Registration Statement”), and any and all additional amendments thereto (including without limitation additional post-effective amendments to register or de-register shares), provided that the Registration Statement, in final form, be approved by said attorney-in-fact; and his or her name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 15th day of March, 2022.

/s/ Janet K. Cooper Janet K. Cooper

/s/ Gary L. Ellis Gary L. Ellis

/s/ Jeffrey M. Ettinger Jeffrey M. Ettinger

/s/ Eric P. Hansotia Eric P. Hansotia

/s/ Katherine J. Harless Katherine J. Harless

/s/ Jeffrey L. Harmening Jeffrey L. Harmening

/s/ D. Christian Koch D. Christian Koch

/s/ Joyce A. Mullen Joyce A. Mullen

/s/ James C. O’Rourke James C. O’Rourke

/s/ Jill M. Pemberton Jill M. Pemberton

/s/ Michael G. Vale, Ph.D. Michael G. Vale, Ph.D.